Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-196529) pertaining to the NOW Inc. Long-Term Incentive Plan and the NOW Inc. 401(k) and Retirement Savings Plan of our report dated February 25, 2015, with respect to the consolidated financial statements of NOW Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Houston, Texas

February 25, 2015